  As filed with the Securities and Exchange Commission on September 12, 1996
                                              Registration No. 333- . . . . . .
===============================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ----------------------


                                      FORM S-8

                               REGISTRATION STATEMENT
                                       under
                             THE SECURITIES ACT OF 1933

                                ----------------------

                                  NHP INCORPORATED
              (Exact name of registrant as specified in its charter)

             Delaware                                52-1445137
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                 identification number)

                          8065 Leesburg Pike, Suite 400
                            Vienna, Virginia 22182
                               (703) 394-2400
                     (Address of Principal Executive Offices)


                                NHP INCORPORATED
                  1995 INCENTIVE STOCK OPTION PLAN (AS AMENDED)
                          (Full title of the plan)

                           J. RODERICK HELLER, III
                        8065 Leesburg Pike, Suite 400
                           Vienna, Virginia 22182
                               (703) 394-2400
(Name and address, including zip code, and telephone number, including area code, of agent for service)

                            --------------------

                      CALCULATION OF REGISTRATION FEE

==============================================================================

                                  Proposed           Proposed
                       Amount      Maximum           Maximum        Amount of
Title of Securities    To Be     Offering Price     Aggregate      Registration
To Be Registered     Registered    Per Share      Offering Price       Fee
- -------------------------------------------------------------------------------
Shares of Common
 Stock, $.01 par
 value                 400,000     $19.00(1)      $7,600,000(1)    $2,620.69(1)

Options with respect
 to the foregoing
 Shares of Common
 Stock                 400,000     $19.00(1)      $7,600,000(1)    $2,620.69(1)

(1) In accordance with the terms of the 1995 Incentive Stock Option Plan, the option price shall not be less than 100% of the fair market value of the common stock at the time the option is granted. In accordance with Rule 457(c), the aggregate offering price and the amount of the registration fee are computed on the basis (a) for ungranted options, of the average of the high and low prices reported in the Nasdaq Stock Market on September 9, 1996, and (b) for granted options, the actual exercise price specified in those granted options.

===============================================================================

     Except as set forth below, the entire content of the Form S-8 filed by NHP Incorporated (the "Company") on July 15, 1996 (Registration No. 333-08137) is hereby incorporated by reference.


ITEM 8.   EXHIBITS

     4 NHP Incorporated 1995 Incentive Stock Option Plan. (Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1, No. 33-93110, filed June 28, 1995.)

     5    Opinion of Wilmer, Cutler & Pickering

     24.1 Consent of Wilmer, Cutler & Pickering (contained in their opinion filed as Exhibit 5)

     24.2 Consent of Arthur Andersen LLP dated September 11, 1996

     25   Power of attorney (included on signature page)

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia on the 12th day of September, 1996.

                                          NHP INCORPORATED


                                          By:  /s/ J. Roderick Heller, III
                                          -------------------------------------
                                          J. Roderick Heller, III
                                          Chief Executive Officer and President


                                   POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints J. Roderick Heller, III and Joel F. Bonder as his or her true and lawful attorneys-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                       Date
       ---------                      -----                       ----
/s/ J. Roderick Heller, III
- ---------------------------   Chairman of the Board,         September 12, 1996
J. Roderick Heller, III       Chief Executive Officer,
                              President and Director
                              (principal executive officer)


/s/ Ann Torre Grant
- ---------------------------   Executive Vice President,      September 12, 1996
   Ann Torre Grant            Chief Financial Officer
                              and Treasurer
                              (principal financial officer)

/s/ Jeffrey J. Ochs
- ---------------------------   Vice President and Chief      September 12, 1996
   Jeffrey J. Ochs            Accounting Officer
                              (principal accounting officer)

       Signature                      Title                       Date
       ---------                      -----                       ----
/s/ Richard S. Bodman
- ---------------------------   Director                       September 12, 1996
   Richard S. Bodman


/s/ John W. Creighton, Jr.
- ---------------------------   Director                       September 12, 1996
John W. Creighton, Jr.


/s/ Lloyd N. Cutler
- ---------------------------   Director                       September 12, 1996
    Lloyd N. Cutler


/s/ Michael R. Eisenson
- ---------------------------   Director                       September 12, 1996
  Michael R. Eisenson


/s/ Tim R. Palmer
- ---------------------------   Director                       September 12, 1996
     Tim R. Palmer


/s/ Herbert S. Winokur, Jr.
- ---------------------------   Director                       September 12, 1996
Herbert S. Winokur, Jr.

                                   EXHIBIT INDEX

Exhibit
Number          Description
- -------         -----------
                NHP Incorporated 1995 Incentive Stock Option Plan.
                (Incorporated by reference to Amendment No. 1 to
                Registration Statement on Form S-1, No. 33-93110,
                filed  June 28, 1995.)

5               Opinion of Wilmer, Cutler & Pickering

23.1 Consent of Wilmer, Cutler & Pickering (contained in their opinion filed as Exhibit 5)

23.2            Consent of Arthur Andersen LLP dated September 11, 1996

24              Power of attorney (included on signature page)